Exhibit 10.1

FORM OF

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 11, 2016 by and between Code Rebel Corporation, a Delaware corporation (the “Company”), and each of the undersigned stockholders of the Company, set forth on Schedule A hereto (each a “Stockholder” and, collectively the “Stockholders”), each acting severally and not jointly.

WITNESSETH:

WHEREAS, the Company, CR Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Aegis Identity Software, Inc., a Delaware corporation (“Aegis”), have entered into that certain Agreement and Plan of Merger dated as of even date herewith (as modified, amended or supplemented from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into Aegis (the “Merger”), whereupon the separate corporate existence of Merger Sub shall cease and Aegis shall continue as the surviving corporation and pursuant to which all of the outstanding shares of capital stock of Aegis shall be converted or be cancelled into shares of the Company;

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of Common Shares (as defined below) set forth opposite the name of such Stockholder on Schedule A hereto;

WHEREAS, the Board of Directors of the Company (the “CR Board”) has, prior to the execution of this Agreement, approved this Agreement and the transactions contemplated hereby; and

WHEREAS, Aegis has provided that the execution and delivery of this Agreement is a condition precedent and material inducement to the willingness of the Aegis to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below intending to be legally bound, the parties hereto agree as follows:

1.           Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Common Shares” shall mean, with respect to any Stockholder: (i) all shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), all of the stock options of the Company granting rights to purchase any shares of the Company Common Stock (“Company Stock Options”), all of the restricted stock of the Company (“Company Restricted Stock”) and all other rights to purchase Company Common Stock, in each case, held by such Stockholder as of the date hereof; and (ii) all additional shares of Company Common Stock, Company Stock Options and rights to purchase Company Common Stock, of which such Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by means of purchase, dividend, distribution, stock split, split-up, merger, consolidation, reorganization, recapitalization, combination, exchange or similar transaction or issued upon the exercise of any warrants or options, the vesting or settlement of Company Restricted Stock or the conversion of any convertible securities or otherwise).

 “Expiration Date” shall mean the earlier to occur of: (i) the termination of the Merger Agreement in accordance with the terms thereof; (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; and (iii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects, in any disproportionate and material respect, the merger consideration payable to any Stockholder as a result of the Merger, without the written consent of such Stockholder.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity.

“Takeover Proposal” means a proposal or offer, or indication of interest in making a proposal or offer, from any Person (other than a party to the Merger Agreement) relating to any (a) direct or indirect acquisition of equity or assets of the specified party equal to fifty percent (50%) or more of the fair market value of such party’s consolidated assets or to which fifty percent (50%) or more of such party’s net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of fifty percent (50%) or more of the voting equity interests of such party, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifty percent (50%) or more of the voting equity interests of such party, (d) merger, consolidation, other business combination or similar transaction involving such party, pursuant to which the holders of shares of such party immediately prior to such transaction own, in the aggregate, less than eighty percent (80%) of the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof; provided that the consummation of the transactions contemplated by such proposal or offer are conditioned on the termination of the Merger Agreement, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of such party or the declaration or payment of an extraordinary dividend (whether in cash or other property) by such party.

“Transfer” A Person shall be deemed to have effected a “Transfer” of a Common Share if such Person, directly or indirectly: (i) sells, issues, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or otherwise disposes of such Common Shares or any interest in such Common Shares in any manner, for or without consideration; or (ii) enters into an agreement or commitment providing for the sale of, issuance of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, tender of or other disposition of such Common Shares or any interest therein in any manner, for or without consideration, provided, that, for the avoidance of doubt, “Transfer” does not include granting a proxy or voting or consent instructions with respect to any matter other than those specified in clauses (i) through (iv) of Section 3(a).

2.           Transfer of Common Shares.

(a)           Transfer Restrictions. During the term of this Agreement and subject to Section 2(c), no Stockholder shall Transfer (or cause or permit the Transfer of) any Common Shares (or enter into any agreement or arrangement relating to the Transfer of any Common Shares) except to the Company or with the Company’s prior written consent. Any Transfer, or purported Transfer, of Common Shares in breach or violation of this Agreement shall be void and of no force or effect and each Stockholder acknowledges that the Company will not register or permit the registration of or otherwise facilitate or effect any such Transfer.

(b)           Transfer of Voting Rights. Without limiting the generality of Section 2(a), each Stockholder agrees not to deposit (or cause or permit the deposit of) any Common Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Common Shares or otherwise take any similar action in contravention of the obligations of each Stockholder under this Agreement.

(c)           Permitted Transfers. Nothing in this Section 2 shall prohibit a Transfer of Common Shares by a Stockholder (i) to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (ii) by will or operation of law or upon the death of such Stockholder, (iii) in connection with or for the purpose of personal tax-planning or estate-planning, (iv) to Affiliates of such Stockholder, (v) for charitable purposes or as charitable gifts or donations, or (vi) pursuant to any Rule 10b5-1 plan in effect as of the date of this Agreement; provided, however, that a Transfer referred to in subclauses (i) through (v) of this Section 2(c) shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, a Stockholder may make: (A) with respect such Stockholder’s Company Stock Options, Transfers of the underlying Company Shares to the Company (or cancellations) in payment of the exercise price of such Stockholder’s Company Stock Options, and (B) with respect to such Stockholder’s Company Stock Options or Company Restricted Stock, (x) Transfers or cancellations of the underlying Common Shares to the Company in order to satisfy taxes applicable to the exercise of such Stockholder’s Company Stock Options or (y) Transfers or cancellations of the Common Shares or Company Restricted Stock to the Company in order to satisfy taxes applicable to the vesting or settlement of such Stockholder’s Company Restricted Stock.

3.           Agreement to Vote Common Shares.

(a)           At every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder (in such Stockholder’s capacity as such), to the extent not so voted by the Person(s) appointed under a proxy, shall, or shall cause the holder of record on any applicable record date to, vote all Common Shares as to which such Stockholder has sole or shared voting power and entitled to vote or act by written consent:

(i)              in favor of (A) the adoption of the Merger Agreement and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated and (B) any adjournment, recess, delay or postponement recommended by the Company (and not publicly opposed by the Company) with respect to any stockholder meeting with respect to the Merger Agreement;

(ii)              against approval of any proposal made in opposition to, made in competition with, or that would reasonably be expected to result in a breach of, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement;

(iii)              against any of the following actions (other than those actions in furtherance of the Merger and the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of the Company’s subsidiaries; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of the Company’s subsidiaries; (C) any reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of the Company or any of the Company’s subsidiaries; (D) any material change in the capitalization of the Company or any of the Company’s subsidiaries, or the corporate structure of the Company or any of the Company’s subsidiaries; (E) any Takeover Proposal with respect to the Company; (F) any other action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement; and

(iv)              in favor of the following actions: (A) the appointment of the slate of directors that are nominated by the nominating and corporate governance committee of the CR Board; (B) the ratification of the appointment of Lichter, Yu and Associates, Inc. as the Company’s independent registered public accounting firm for the audit of the 2016 fiscal year; (C) the amendment and restatement of the charter and bylaws of the Company to the extent contemplated by the Merger Agreement; and (D) the amendments, if any, to the 2014 Code Rebel Equity Incentive Plan proposed by the CR Board.

(b)           Each Stockholder shall retain at all times the right to vote its Common Shares in its sole discretion and without any other limitation on those matters other than those set forth in Section 3(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(c)           Each Stockholder hereby represents and warrants to the Company that any proxies heretofore given by it in respect of its Common Shares are not irrevocable, that any such proxies have heretofore been effectively revoked, and that written notice of revocation of such proxies has been delivered to any such proxy holders.

(d)           Each Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4.           Agreement Not to Exercise Appraisal Rights.  Each Stockholder shall not exercise, and hereby irrevocably and unconditionally waives, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Common Shares that may arise in connection with the Merger or the Merger Agreement.

5.           Directors and Officers.  It is understood that each Stockholder enters into this Agreement solely in such Stockholder’s capacity as a stockholder of the Company. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall be construed as preventing or limiting a Stockholder or affiliate of a Stockholder, who is a director or officer of the Company, from taking (or omitting to take) any action in such capacity or fulfilling the obligations of such office, including by performing the obligations required by the fiduciary obligations of such Person, in each case, in his or her capacity as a director or officer of the Company. For the avoidance of doubt, nothing in this Agreement shall modify any rights or obligations under the Merger Agreement.

6.           Representations and Warranties of the Stockholders. Each Stockholder hereby covenants, represents and warrants to the Company, severally and not jointly, and solely as to itself and its Common Shares, as follows:

(a)           Ownership. Such Stockholder: (i) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and is the record owner of the Common Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Common Shares (collectively, “Encumbrances”) except for restrictions on Transfer under the Securities Act of 1933, as amended, or Encumbrances arising hereunder; (ii) does not own as of the date hereof, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Common Shares set forth on Schedule A hereto; and (iii) has the sole right to vote, dispose of and exercise and holds sole power to issue instructions with respect to the matters set forth in this Agreement, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement with respect to all of such Stockholder’s Common Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(b)           Power; Binding Agreement.  Such Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The Stockholder has duly executed and delivered this Agreement.  In the case of a Stockholder that is not a natural person, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder, and no other actions on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby. Assuming that this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(c)           No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by each Stockholder of the transactions contemplated hereby will: (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) in the case of a Stockholder that is not a natural person, any provisions of the organizational documents of such Stockholder or (B) any agreement to which such Stockholder is a party or by which such Stockholder’s Common Shares are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree that is applicable to such Stockholder or any of such Stockholder’s Common Shares (other than filings required pursuant to the Exchange Act), except, in the case of clauses (i) or (ii) of this Section 6(c), as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

(d)           Absence of Litigation. As of the date hereof, there is no action, arbitration, claim, proceeding, suit or investigation pending or, to the knowledge of such Stockholder, threatened against such Stockholder before or by any governmental authority, except as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

7.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

(a)           Power; Binding Agreement. The Company has the legal capacity and all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)           No Conflicts. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) any provisions of the organizational documents of the Company or (B) any contract to which the Company is a party or by which the Company’s assets may be bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree that is applicable to the Company (other than filings required pursuant to the Exchange Act), except, in the case of clauses (i) or (ii) of this Section 7(b), as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Company to perform its obligations hereunder on a timely basis.

8.           Certain Restrictions.  Each Stockholder agrees, while this Agreement is in effect, (a) not to take, or agree or commit to take, any action that would reasonably be expected to make any representation or warranty of such Stockholder contained in this Agreement inaccurate in any respect as of any time during the term of this Agreement and (b) to take all reasonable action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

9.           Disclosure.  Each Stockholder shall permit the Company to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission or other applicable authority, and any press release or other disclosure document that the Company reasonably determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, such Stockholder’s identity and ownership of Common Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

10.           No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Common Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Common Shares shall remain vested in and belong to each Stockholder.

11.           Further Assurances. Subject to the terms and conditions of this Agreement, upon the request of the Company, each Stockholder shall execute and deliver any additional documents and take, or cause to be taken, all actions, and do, or cause to be done, all things as may reasonably be deemed by the Company to be necessary or desirable to fulfill such Stockholder’s obligations under this Agreement.

12.           Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Stockholder shall, and hereby does authorize and instruct the Company or its counsel to notify the Company’s transfer agent that, from the date hereof until the Expiration Date, subject to the terms hereof, there is a stop transfer order with respect to all of the Common Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Common Shares until the Expiration Date).

13.           Termination. This Agreement, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any material breach of this Agreement prior to such termination. This Section 13 shall survive any termination of this Agreement.

14.           Miscellaneous.

(a)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties agree to negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner, in order that the substance of this Agreement be consummated as originally contemplated to the fullest extent possible.

(b)           Binding Effect and Assignment.  Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Company may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned subsidiaries of the Company. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder

(c)           Amendments.  This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

(d)           Specific Performance; Injunctive Relief.  The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation at law or in equity, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity, without the requirement of posting a bond or other security.

(e)           Attorney Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision of this Agreement is validly asserted as a defense, the successful party shall be entitled to recover its actual attorneys’ fees and all disbursements in addition to any other available remedy.

(f)           Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) on the fifth business day after dispatch by registered or certified mail, (ii) on the next business day if transmitted by national overnight courier, or (iii) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to the Company, to:

Code Rebel Corporation
77 Ho’okele Street, Suite 102
Kahului, Hawaii 96732
Attn: Arben Kryeziu, Chief Executive Officer
Email:  Arben@coderebel.com

with a copy to (which shall not constitute notice):

Herrick, Feinstein LLP
Two Park Avenue
New York, New York  10016
Attention:  Richard M. Morris, Esq.
Email: RMorris@Herrick.com

If to any Stockholder, to the address set forth next to such Stockholder’s name on the relevant signature page hereto or as provided by such Stockholder to the Company.

(g)           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)           No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(i)           No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto.

(j)           Governing Law. This Agreement and any action arising out of or related hereto or to the Merger or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, including all matters of construction, validity, and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.

(k)           Consent to Jurisdiction.

(i)              The parties hereto agree that any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware and any state appellate court therefrom, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware and any appellate court therefrom.  Each Party hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such action, any claim that it is not subject personally to the jurisdiction of such court, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts.  Each Party agrees that notice or the service of process in any action arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 14(e) or in any other manner permitted by applicable law.

(l)           Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)           Rules of Construction. Each of the parties hereto acknowledge that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(n)           Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

(o)           Interpretation.

(i)              Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)              The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(iii)              Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

(p)           Expenses. Except as expressly provided for herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

(q)           Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive reimbursement for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in such action or suit.

(r)           Counterparts; Transmission of Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

CODE REBEL CORPORATION

By:
Name:
Title:

[Signature Page - CR - Voting Agreement]

STOCKHOLDER

_______________________________
[Stockholder]

[Signature Page - CR - Voting Agreement]

Schedule A

Common Shares Held by Stockholders

Name and Address of Stockholder	Company Common Stock
[Stockholder name and address]	[Number of Common Stock]

Total